Exhibit T3F
CROSS-REFERENCE TABLE*

Trust Indenture
Act Section	Indenture Section
310 (a)(1)	8.10
(a)(2)	8.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	8.10
(b)	8.10
(c)	N.A.
311 (a)	8.11
(b)	8.11
(c)	N.A.
312 (a)	2.05
(b)	14.03
(c)	14.03
313 (a)	8.06
(b)(1)	11.04
(b)(2)	8.07;11.04
(c)	8.06;14.02
(d)	8.06
314 (a)	5.03;14.02, 14.05
(b)	11.02
(c)(1)	14.04
(c)(2)	14.04
(c)(3)	N.A.
(d)	11.04;11.05;11.06
(e)	14.05
(f)	N.A.
315 (a)	8.01
(b)	8.05;14.02
(c)	8.01
(d)	8.01
(e)	7.11
316 (a) (last sentence)	[2.09]
(a)(1)(A)	7.05
(a)(1)(B)	7.04
(a)(2)	N.A.
(b)	7.07
(c)	2.12
317 (a)(1)	7.08
(a)(2)	7.09
(b)	2.04
318 (a)	14.01
(b)	N.A.
(c)	14.01

N.A. means not applicable.

*	This Cross Reference Table is not part of the Indenture.